Exhibit 10.8

UNITED STATES OF AMERICA
Before the
OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 09-12
)
)
PEOPLES COMMUNITY BANK	)	Effective Date: April 29, 2009
)
West Chester, Ohio	)
OTS Docket No. 08097)
)

AMENDED ORDER TO CEASE AND DESIST

WHEREAS, PEOPLES COMMUNITY BANK, West Chester, Ohio, OTS Docket No. 08097 (Association), by and through its Board of Directors (Board) has executed a Stipulation and Consent to Issuance of Amended Order to Cease and Desist (Stipulation); and

WHEREAS, the Association, by executing the Stipulation, has consented and agreed to the issuance of this Amended Order to Cease and Desist (Amended Order) by the Office of Thrift Supervision (OTS) pursuant to 12 U.S.C. § 1818(b); and

WHEREAS, pursuant to delegated authority, the OTS Regional Director for the Central Region (Regional Director), is authorized to issue amended orders to cease and desist where a savings association has consented to the issuance of an amended order.

NOW, THEREFORE, IT IS ORDERED that:

Compliance with Laws, Rules, and Regulations

1. The Association and its institution-affiliated parties, as that term is defined in

12 U.S.C. § 1813(u), and its successors and assigns shall cease and desist from all unsafe or unsound practices, including: operating with inadequate capital in relation to the kind and quality of assets held by the Association; operating with an inadequate loan valuation reserve; operating with a large volume of poor quality loans; and operating in such a manner as to produce low earnings.

Amendment of Existing Order

2. This Amended Order supplements and amends OTS Order No. CN 08-06, previously issued by the OTS against the Association on April 2, 2008, and which remains in full force and effect. OTS Order No. CN 08-06 is amended by the addition of the following subheading and paragraphs:

Increase and Maintain Capital

17.    (a) Within seventy-five (75) days of the Effective Date of the Amended Order, the Association shall achieve and maintain: (i) a Tier 1 (Core) Capital Ratio of at least eight percent (8%); and (ii) a Total Risk-Based Capital Ratio of at least twelve percent (12%).

(b) Within fourteen (14) days of the Effective Date of the Amended Order, the Association shall, pursuant to Board authorization, submit to the Regional Director a written contingency plan acceptable to the Regional Director that will be implemented by the Association in the event the Association becomes critically undercapitalized as defined in 12 C.F.R. § 565.4(a)(5) (Contingency Plan). The Contingency Plan shall detail the actions to be taken within specific time frames to achieve one of the following results: (i) merger with or acquisition by another federally insured institution or holding company thereof, or (ii) voluntary liquidation by, among other things, filing the appropriate applications with OTS in conformity with federal laws and regulations. The Contingency Plan shall be implemented immediately if the Association

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becomes critically undercapitalized or upon notification by the Regional Director of the requirement to implement the Contingency Plan. Once implemented, the Association shall submit to the Regional Director written status reports detailing the Association’s actions taken and progress in implementing the Contingency Plan no later than the 1st and 15th days of each month.

18.                                 Effective immediately, Association shall comply with the requirements of 12 C.F.R. § 337.6(b)(3) and shall not: (i) accept, renew or roll over any brokered deposit, as that term is defined at 12 C.F.R. § 337.6(a)(2); (ii) act as a deposit broker, as that term is defined at 12 C.F.R. § 337.6(a)(5); or (iii) solicit deposits by offering an effective yield on insured deposits that exceeds the limitations set forth in 12 C.F.R. § 337.6(b)(3)(ii).

Effective Date of Amended Order, Incorporation of Stipulation

3.                                       This Amended Order is effective on the Effective Date as shown on the first page. The Stipulation is made a part hereof and is incorporated herein by this reference.

IT IS SO ORDERED.

OFFICE OF THRIFT SUPERVISION

By:	/s/ Daniel T. McKee
Daniel T. McKee
Acting Regional Director, Central Region

Date: See Effective Date on page 1

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UNITED STATES OF AMERICA
Before the

OFFICE OF THRIFT SUPERVISION

)
In the Matter of	)	Order No.: CN 09-12
)
)
PEOPLES COMMUNITY BANK	)	Effective Date: April 29, 2009
)
West Chester, Ohio	)
OTS Docket No. 08097)
)

STIPULATION AND CONSENT TO ISSUANCE OF
MODIFIED ORDER TO CEASE AND DESIST

WHEREAS, the Office of Thrift Supervision (OTS), acting by and through its Regional Director for the Central Region (Regional Director) issued an Order to Cease and Desist (OTS Order No. CN 08-06) (Order) against Peoples Community Bank, West Chester, Ohio, OTS Docket No. 08097 (Association) pursuant to 12 U.S.C. § 1818(b) that became effective on April 2, 2008 (Order);

WHEREAS, the Regional Director, pursuant to delegated authority, is authorized to modify the Order where the Association has consented to the issuance of an modified order to cease and desist; and

WHEREAS, the Association desires to cooperate with OTS to avoid the time and expense of an administrative cease and desist proceedings by entering into this Stipulation and Consent to Issuance of Modified Order to Cease and Desist (Stipulation) and, without admitting or denying that such grounds exist, but only admitting the statements and conclusions in Paragraph 1 below concerning Jurisdiction, hereby stipulates and agrees to the following terms:

1.                                      Jurisdiction.

(a)                             The Association is a “savings association” within the meaning of 12 U.S.C. § 1813(b) and 12 U.S.C. § 1462(4). Accordingly, the Association is “an insured depository institution” as that term is defined in 12 U.S.C. § 1813(c); and

(b)                            Pursuant to 12 U.S.C. § 1813(q), the Director of OTS is the “appropriate Federal banking agency” with jurisdiction to maintain an administrative enforcement proceeding against a savings association. Therefore, the Association is subject to the authority of OTS to initiate and maintain an administrative cease-and-desist proceeding against it pursuant to 12 U.S.C. § 1818(b).

2.                                      OTS Findings of Fact.

Based upon the April 9, 2009 limited examination of the Association, the OTS finds the Association is currently engaged in unsafe and unsound practices, including operating with inadequate capital in relation to the kind and quality of assets held by the Association; operating with an inadequate loan valuation reserve; operating with a large volume of poor quality loans; and operating in such a manner as to produce low earnings.

3.                                      Consent.

The Association consents to the issuance by OTS of the accompanying Modified Order to Cease and Desist (Modified Order). The Association further agrees to comply with the terms of the Modified Order upon the Effective Date of the Modified Order and stipulates that the Modified Order complies with all requirements of law.

4.                                      Finality.

The Modified Order is issued by OTS under 12 U.S.C. § 1818(b) and upon the Effective

Date it shall be a final order, effective and fully enforceable by OTS under the provisions of 12 U.S.C. § 1818(i).

5.                                       Waivers.

The Association waives the following:

(a)                                  The right to be served with a written notice of OTS’s charges against it as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(b)                                 The right to an administrative hearing of OTS’s charges as provided by 12 U.S.C. § 1818(b) and 12 C.F.R. Part 509;

(c)                                  The right to seek judicial review of the Modified Order, including, without limitation, any such right provided by 12 U.S.C. § 1818(h), or otherwise to challenge the validity of the Modified Order; and

(d)                                 Any and all claims against OTS, including its employees and agents, and any other governmental entity for the award of fees, costs, or expenses related to this OTS enforcement matter and/or the Modified Order, whether arising under common law, federal statutes or otherwise.

6.                                       OTS Authority Not Affected.

Nothing in this Stipulation or accompanying Modified Order shall inhibit, estop, bar or otherwise prevent OTS from taking any other action affecting the Association if at any time OTS deems it appropriate to do so to fulfill the responsibilities placed upon OTS by law.

7.                                       Other Governmental Actions Not Affected.

The Association acknowledges and agrees that its consent to the issuance of the Modified Order is solely for the purpose of resolving the matters addressed herein, consistent with Paragraph 6 above, and does not otherwise release, discharge, compromise, settle, dismiss, resolve, or in any way affect any actions, charges against, or liability of the Association that arise pursuant to this action or otherwise, and that may be or have been brought by any governmental entity other than OTS.

8.                                      Miscellaneous.

(a)                             The laws of the United States of America shall govern the construction and validity of this Stipulation and of the Modified Order;

(b)                            If any provision of this Stipulation and/or the Modified Order is ruled to be invalid, illegal, or unenforceable by the decision of any Court of competent jurisdiction, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the Regional Director in his or her sole discretion determines otherwise;

(c)                             All references to OTS in this Stipulation and the Modified Order shall also mean any of the OTS’s predecessors, successors, and assigns;

(d)                            The section and paragraph headings in this Stipulation and the Modified Order are for convenience only and shall not affect the interpretation of this Stipulation or the Modified Order;

(e)                             The terms of this Stipulation and of the Modified Order represent the final agreement of the parties with respect to the subject matters thereof, and constitute the sole agreement of the parties with respect to such subject matters; and

(f)                               The Stipulation and Modified Order shall remain in effect until terminated, modified, or suspended in writing by OTS, acting through its Regional Director or other authorized representative.

9.                                      Signature of Directors/Board Resolution.

Each Director signing this Stipulation attests that he or she voted in favor of a Board

Resolution authorizing the consent of the Association to the issuance of the Modified Order and the execution of the Stipulation. This Stipulation may be executed in counterparts by the directors after approval of execution of the Stipulation at a duly called board meeting.

WHEREFORE, the Association, by its directors, executes this Stipulation.

PEOPLES COMMUNITY BANK	OFFICE OF THRIFT SUPERVISION
West Chester, Ohio

/s/ Donald L. Hawke	By:	/s/ Daniel T. McKee
Donald L. Hawke, Director		Daniel T. McKee
Acting Regional Director
Central Region
/s/ John L. Buchanan
John L. Buchanan, Director	Date: See Effective Date on page 1

/s/ Nicholas N. Nelson
Nicholas N. Nelson, Director/Chairman

/s/ Thomas J. Noe
Thomas J. Noe, Director

/s/ John E. Rathkamp
John E. Rathkamp, Director

/s/ James R. Van DeGrift
James R. Van DeGrift, Director

/s/ Jerry D. Williams
Jerry D. Williams, Director

RESOLUTIONS OF THE
BOARD OF DIRECTORS OF
PEOPLES COMMUNITY BANK

AMENDED OREDER TO CEASE AND DESIST

Dated April 28, 2009

I, Fred L. Darlington, being the duly qualified Secretary of Peoples Community Bank (the “Bank”), hereby certify that the following is a true, correct and complete copy of the resolutions duly and validly adopted by the Board of Directors of the Bank (the “Board”) at a meeting duly called and held on April 28, 2009, that at said meeting a quorum was present and that the resolutions have not been rescinded or modified and are now in full force and effect:

WHEREAS, the Board has received an Amended Order to Cease and Desist that primarily addressed the capital deterioration and asset quality of the Bank; and

WHEREAS, the Stipulation and Consent to issuance of the Modified Order to Cease and Desist was reviewed and deemed acceptable as presented by the Office of Thrift Supervision (“OTS”).

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby agrees to the Stipulation and Consent to the Issuance of the Modified Order to Cease and Desist and authorizes the Bank’s consent and execution to the issuance of the Modified Order and the Stipulation in the form presented; and

BE IT FURTHER RESOLVED, that the executive officers of the Bank are hereby directed to take such necessary corrective measures as set forth in the Stipulation and Modified Order and to do and perform all such acts and things as they deem necessary or appropriate in order to carryout the requirements under the Stipulation and Modified Order.

IN WITNESS WHEREOF, I Fred L. Darlington, Secretary, hereby set my hand this 28th day of April 2009.

/s/ Fred L. Darlington
Fred L. Darlington
Secretary

[SEAL]

Office of Thrift Supervision Department of the Treasury 1 South Wacker Drive, Suite 2000, Chicago, IL 60606 Telephone: (312) 917-5000 • Fax: (312) 917-5001	Central Region

VIA FAXSIMILE AND OVERNIGHT MAIL

April 29, 2009

OTS Docket No. 8097

Board of Directors

Peoples Community Bank

6100 West Chester Road

West Chester, OH 45071

Dear Members of the Board,

Enclosed is a copy of the executed Order to Cease and Desist (Order) and corresponding Stipulation and Consent to Issuance of Order to Cease and Desist (Stipulation) entered into with the Office of Thrift Supervision. The Order and Stipulation is effective as of April 29, 2009.

If you have questions, please contact me at (312) 917-5084.

Sincerely,

/s/ James G. Price
James G. Price
Assistant Director

Enclosures